News Release                                            [REFOCUS LOGO]

For more information:
David Doolittle
Ketchum for Refocus                                          Refocus Group, Inc.
404-879-9266                           10300 North Central Expressway, Suite 104
david.doolittle@ketchum.com                                    Dallas, TX  75231


       Refocus Group Reports Results of Operations For First Quarter 2003

         FDA Phase II clinical trials expected to begin second half 2003

Dallas, May 8, 2003--Refocus Group, Inc. (OTC: RFCG.OB, www.refocus-group.com), a medical device company engaged in the research and development of treatments for eye disorders, announced results of operations for the first quarter of 2003.

For the three months ended March 31, 2003, the company reported a net loss of $1.7 million, or ($0.17) per common share, versus a loss of $1.1 million, or ($0.17) per common share in the first quarter of 2002. During the quarter, the company engaged in both a private placement transaction and a merger transaction resulting in increased cash and cash equivalents to $4.0 million versus $0.3 million at December 31, 2002. The company reported no revenues, and no related costs of sales, for the three months ended March 31, 2003 or March 31, 2002, as a result of the emphasis on continuing product development. The primary changes in the company's results of operations for the quarter were significant increases in operating expenses, from $1.7 million for the three months ended March 31, 2003 compared to $1.0 million for the three months ended March 31, 2002, due in large part to non-cash expenses associated with the separation and consulting contract with Dr. Ronald A. Schachar, the former chairman and chief scientist of Presby Corp., predecessor to the business of Refocus Group, and non-cash stock-based compensation for options issued primarily in conjunction with the private placement. These items were partially offset by a decrease in regular salary and benefits.

Refocus Group also reported today that FDA Phase II clinical trials of the company's PresVIEW(TM)* Surgical Spacing Procedure (SSP) for the treatment of presbyopia are expected to begin in the United States in second half 2003, pending FDA approval.

"The infusion of cash we obtained through our private placement transaction in the first quarter has provided us with the funding to proceed with the U.S. Phase II presbyopia clinical trials, as well as to continue plans through our strategic partner CIBA Vision for the seeding launch of our re-engineered PresVIEW Surgical Spacing Procedure in selected international markets in the second half of 2003," said Terry Walts, president and CEO of Refocus. "We will continue to experience significant expenses, primarily associated with the FDA clinical trials, as we transition from a development company to a revenue generating company, which is expected by year end," added Walts.

Refocus Group's re-engineered PresVIEW device for surgically treating presbyopia, primary open-angle glaucoma and ocular hypertension consists of four tiny plastic implants, each about the size of a small grain of rice, which are surgically placed in the four quadrants of the sclera (white of the eye). An automated incision hand piece has been developed and incorporated into the procedure for consistent depth of implant. The surgery can be performed on an outpatient basis under topical or local anesthesia.

The company also anticipates a press release in the coming weeks regarding the engagement of a major U.S. investment bank for various financial advisory services going forward.

About Refocus Group

Refocus Group (OTC: RFCG.OB, www.refocus-group.com), as successor to the business of Presby Corp., is a Dallas-based medical device company engaged in the research and development of treatments for eye disorders. Refocus holds over 140 domestic and international pending applications and issued patents, the vast majority directed to methods, devices and systems for the treatment of presbyopia, ocular hypertension, primary open angle glaucoma, macular degeneration and other eye disorders. The company's most mature products are the patented and re-engineered PresVIEW(TM)* implant and related automated incision hand piece, used in a Surgical Spacing Procedure (SSP) for the surgical treatment of presbyopia, primary open angle glaucoma and ocular hypertension in the human eye. Several of the company's products have received CE Mark approval in Europe. Refocus has licensed certain of its patented technology to CIBA Vision, the eye care unit of Novartis AG (NYSE: NVS).

FORWARD LOOKING STATEMENTS:

This release contains certain "forward-looking statements" relating to the business of Refocus, which can be identified by the use of forward-looking terminology such as "believes," expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Refocus is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

*PresVIEW is a registered trademark of CIBA Vision.


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

               REFOCUS GROUP, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Unaudited)

                                                                       March 31,        December 31,
                                                                         2003               2002
                                                                   ------------------  ----------------

ASSETS

Current Assets
        Cash and cash equivalents                                        $ 3,988,859       $   267,180
        Accounts receivable                                                   56,961            27,068
        Prepaid expenses                                                     449,816            83,733
                                                                   ------------------  ----------------
             Total current assets                                          4,495,636           377,981
Property and Equipment                                                        28,595            22,595
Patent Costs and Trademarks                                                1,073,094         1,277,198
Other Long-Term Assets                                                       971,107           194,447
                                                                   ------------------  ----------------
Total Assets                                                             $ 6,568,432       $ 1,872,221
                                                                   ==================  ================

LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
        Accounts payable                                                 $   473,465       $   104,194
        Accrued expenses                                                     113,810           190,983
        Other current liabilities                                            422,732            23,000
                                                                   ------------------  ----------------
             Total current liabilities                                     1,010,007           318,177

Total Long-Term Liabilities                                                2,999,097         2,000,000

Redeemable Series B Preferred Stock                                                -         9,114,144
Shareholders' Equity (Deficency):
        Series C preferred stock                                                   -         1,049,104
        Warrants for the purchase of Refocus
         Group, Inc. common stock                                          1,430,500                 -
        Common stock - Refocus Group, Inc.                                     1,894                 -
        Common stock - Presby Corp                                                 -             6,451
        Paid-in capital                                                   19,649,647         6,245,005
        Accumulated deficit                                              (18,522,713)      (16,860,660)
                                                                   ------------------  ----------------
              Total shareholders' equity (deficiency)                      2,559,328        (9,560,100)
                                                                   ------------------  ----------------
Total Liabilities and Shareholders' Equity (Deficiency)                  $ 6,568,432       $ 1,872,221
                                                                   ==================  ================



                      REFOCUS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                             Three months ended March 31,
                                                                             2003                    2002
                                                                      -------------------     --------------------

REVENUES                                                                    $          -             $          -

COST OF SALES                                                                          -                        -
                                                                      -------------------     --------------------

GROSS PROFIT                                                                           -                        -

OPERATING EXPENSES:
        Selling, general and administrative                                      190,778                  255,692
        Salary and related expenses                                            1,074,538                  367,350
        Professional services                                                    188,918                  143,346
        Food and Drug Administration trials                                        7,401                   32,321
        Research and development                                                  38,796                  138,567
        Depreciation and amortization                                            150,627                   32,360
                                                                      -------------------     --------------------

LOSS FROM OPERATIONS                                                          (1,651,058)                (969,636)

OTHER INCOME (EXPENSE)                                                            (6,689)                   5,601
                                                                      -------------------     --------------------
NET LOSS                                                                      (1,657,747)                (964,035)

Accretion of discount on preferred stock                                          (4,306)                  (5,871)
Accrued dividends on preferred stock                                                   -                 (147,947)
                                                                      -------------------     --------------------

NET LOSS APPLICABLE TO COMMON SHARES                                        $ (1,662,053)            $ (1,117,853)
                                                                      ===================     ====================

NET LOSS PER SHARE APPLICABLE TO COMMON
     SHARES - BASIC AND DILUTED                                             $      (0.17)            $      (0.17)
                                                                      ===================     ====================

AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING - BASIC AND DILUTED                                          10,058,481                6,450,878
                                                                      ===================     ====================



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